UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2008, Republic Airways Holdings Inc. (the "Company") announced that it entered into a Credit Agreement (the "Agreement") with US Airways, Inc. ("US Airways"). Pursuant to the Agreement, the Company made an unsecured term loan to US Airways of $10 million and, subject to satisfaction of several conditions precedent, will make an additional term loan of $25 million on March 31, 2009.

A copy of the press release of the Company dated October 23, 2008 is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of Republic Airways Holdings Inc., relating to US Airways issued on October 23, 2008.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Dated: October 23, 2008	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                                Description

99.1	Press Release of Republic Airways Holdings Inc., relating to US Airways issued on October 23, 2008.